AGREEMENT FOR

                              PURCHASE AND SALE OF

                                  KOHL'S RANCH

SELLER:  KOHL'S RANCH ASSOCIATES
         an Arizona general partnership

BUYER:   ILX INCORPORATED
         an Arizona corporation
         or its nominee

DATE:    March 10, 1995


                               TABLE OF CONTENTS

                                    Sections

Section 1.        Sale of Resort and Water Company

Section 2.        Purchase Price, Apportionments, Escrow Agent

Section 3.        Feasibility and Investigation

Section 4.        Operations Prior to Closing

Section 5.        The Closing

Section 6.        Covenants, Representations and Warranties of Seller

Section 7.        No Further Warranties By Seller

Section 8.        Covenants, Representations and Warranties of Buyer

Section 9.        Title Insurance

Section 10.       Water Company

Section 11.       Broker

Section 12.       Notices

Section 13.       Survival  of  Representations,   Warranties,   Covenants,  and
                  Obligations

Section 14.       Waiver of Bulk Sale Provisions

Section 15.       Miscellaneous Provisions

Signatures and Receipt by Escrow Agent

                                    Exhibits

Exhibit A         Description of Property

Exhibit A-1       Schedules of Personal Property

Exhibit B         Permitted Exceptions

Exhibit C          Miscellaneous

Exhibit D         Schedule of Leases

Exhibit E         Schedule of Service Contracts

Exhibit F         Existing Liabilities to be Assumed by Buyer

Exhibit G         Promissory Note

Exhibit H         Deed of Trust

Exhibit I         Warranty Deed

Exhibit J         Bill of Sale

Exhibit K         Assignment of Leases, Contract Rights and Intangible Assets

Exhibit L         License of Tradenames

Exhibit M         Certificate of Non-foreign status

Exhibit N         Suits, Proceedings, Investigations and Claims

Exhibit 0         Summary of Existing Zoning and Use Violations

Exhibit P         Water Company Agreement

Exhibit P-1      Related Water Assets Land and Easements

Exhibit P-2      Related Water Assets Equipment and Improvements

Exhibit P-3      Related Water Assets Covenants, Conditions and Restrictions

Exhibit Q         Summary of Actual or Potential Environmental Problems

Exhibit R         Summary of Environmental Documents provided to Buyer prior to
                  Closing

Exhibit S         Restricted Stock Letter

Exhibit T         Loan Documents

Exhibit U         Allocations


                        AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE ("Agreement") is made as of the 10th day of March 1995, by and between KOHL'S RANCH ASSOCIATES, an Arizona general partnership ("Seller"), and ILX INCORPORATED, an Arizona corporation, or its nominee ("Buyer ).

                               R E C I T A L S: .

         A. Seller is the owner of certain real property located in Gila County, Arizona comprised of a resort hotel known as Kohl's Ranch Lodge and certain related personal property and rights, tangible and intangible, as more particularly described below (the real and personal property and rights may be sometimes referred to herein as the"Resort", as such term is more fully defined below).

         B. Seller also owns or controls the Water Company (as defined below).

         C. Seller has agreed to sell, and Buyer has agreed to purchase, the Resort and the Water Company pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of such consideration being acknowledged, the parties hereby agree as follows:

                               A G R E E M E N T

Section 1.        Sale of Resort and Water Company.

        1.01. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement:

                  (a) All that real property located in the County of Gila, State of Arizona, described on Exhibit "A" attached hereto and incorporated herein, together with all rights, privileges, easements and appurtenances thereto, including, without limitation, all of Seller's right, title and interest in and to any appurtenant water rights, and any appurtenant land lying within the right-of-way of any street, road or alley, whether completed or proposed (the "Property");

                  (b) All existing and proposed buildings, parking facilities, structures, signs, improvements, tenements, fixtures and appurtenances located on, under or about the Property at the time of Closing, including without limitation the stable facilities constructed pursuant to the U. S. Forest Service Special Use Permit, and all facilities owned by the Water Company (the "Improvements");

                  (c) All of the Resort, Water Company, restaurant, lounge, common area and other furniture, furnishings, equipment, fixtures, improvements, inventory, supplies and other items of personal property and any vehicles customarily located on the Property or used primarily in connection with the Resort, including those items set forth on Exhibit A-1 attached hereto and incorporated herein (the "Personal Property").

                  (d) All customer lists, rental and booking information owned by Seller (the "Ledgers") and used in conjunction with the operation of the Resort;

                  (e) All of Seller's right, title and interest in and to any leases affecting the Property, Personal Property or Improvements (the "Leases") and any management, service, concession, maintenance, utility and other contracts and agreements with respect to the operation of the Resort and maintenance of the Property, Personal Property and Improvements (the "Service Contracts");

                  (f) All of Seller's right, title and interest in and to all architectural drawings, plans and specifications, shop drawings and other standard industry design or construction documents relating to the present or future development of the Property and construction of the Improvements (the "Plans and Specifications");

                  (g) All of Seller's right, title and interest in and to all water and water rights, and all ditches and ditch rights, springs, water wells and well rights (including without limitation any Type II rights), well registration statements and well permits, spring water rights, permits and registrations,reservoirs and reservoir rights which are, have been, or may be used in connection with the Resort, and including, without limitation, all water well and spring improvements, pump casings, lines, fixtures and equipment together with the water right, priority and any other attendant property interest in the right to use water produced from any such well or spring located on or off the Property and further including, without limitation, all of Seller's right, title and interest in any water stock or Water Company stock or interests evidencing any of the above matters (the "Water Rights");

                  (h) All of Seller's right, title and interest in and to any and all of the following to the extent they arise out of, are related to the construction or development of, or are, or have at any time been, used in connection with the Resort: (i) warranties, guarantees and indemnities in favor of Seller and claims of Seller against third parties with respect thereto, (ii) licenses, permits, certificates of occupancy or similar documents, contract rights, and other agreements, whether oral or in writing, incident to the operation of the Resort,
         (iii) the goodwill associated with the Resort; (iv) all designs, surveys, site plans, plats, operating materials, engineering reports and other technical descriptions, (v) transferrable licenses and permits necessary to operate the Resort as it is presently being operated, and (vi) all other contracts, assets, and rights owned by Seller, relating to the business, maintenance, construction, and/or operation of the Resort (collectively the "Contract Rights and Intangible Assets").

                  (i) All of Seller's right, title and interest in and to any transferable alcoholic beverage licenses used in the operation of the Resort, and all other personal property or rights, tangible or intangible, located at and used in the operation of the Resort,

                  (j) All of Seller's right, title and interest in Resort telephone numbers and marketing materials used in marketing the Resort, whether located at the Property or elsewhere, including existing videotapes, photographs, brochures, film, copy and anything relating thereto; and

                  (k) The Water Company and the Related Water Assets, all as defined in, and subject to, the provisions of Section 10.

All of the items described in subparagraphs (a) through (k) above shall be referred to in this Agreement collectively as the "Resort".

         1.02. Seller shall convey and Buyer shall accept title to the Property and Improvements in accordance with the terms of this Agreement by special warranty deed (Exhibit "I"), warranting title as against the acts of Seller only and subject all matters of public record, current taxes and assessments, the matters approved or deemed approved by Buyer pursuant to Section 3.06 hereof as shown on Exhibit "B" attached hereto, and any matter which would be shown on an accurate A.L.T.A. survey of the Property (collectively the "Permitted Exceptions"). The Personal Property shall be conveyed to Buyer by Bill of Sale (Exhibit "J") to be executed and delivered by Seller at Closing, free and clear of liens and encumbrances. The Leases, Service Contracts, Ledgers, Plans and Specifications and Contract Rights and Intangible Assets shall be conveyed by Seller pursuant to an Assignment of Leases, Contract Rights and Intangible Assets (Exhibit "K"), to be executed by Seller and Buyer at Closing.

         1.03. Seller shall license the use of the "Kohl's Ranch" logo and the use of the tradenames, "Kohl's Ranch," and other logos, trademarks and tradenames used in connection with the Resort for such time as no default exists and remains uncured under the Note, Deed of Trust and Security instruments given pursuant to paragraph 2.01(c) of this Agreement, which license shall automatically convey the logo and tradenames to Buyer upon payment in full of the Purchase Price.

Section 2.        Purchase Price, Apportionments, Escrow Agent.

         2.01. The purchase price ("Purchase Price") to be paid by Buyer to Seller for the Resort shall be ONE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($1,650,000.00), plus any additional sum for inventories existing as of Closing, payable as follows:

                  (a) Fifty Thousand Dollars ($50,000.00) in cash at Closing (the "Down Payment"), plus any additional sum representing the cost of any Resort inventory of liquor, food, beverages and the gift shop (the "Inventory"), to be valued as agreed by the parties at a joint inventory conducted prior to Closing.

                  (b) $950,000.00 (adjusted to the actual balance of principal and interest at Closing)by, at Buyer's option, either (i) assumption at Closing of Seller's existing obligations on the existing promissory note, deed of trust and other loan and security documents by Seller in favor of Bank One Arizona, N.A., attached hereto as Exhibit "T" (the "Loan Documents"), in which case it shall be a condition to Seller's obligation to close this transaction that Bank One simultaneously release Seller from further liability on such obligations or (ii) paying the loan evidenced by the Loan Documents in full at Closing.

                  (c) $350,000.00 (adjusted for any difference from the figures shown in subparagraph (b) above, and for any adjustments described in Paragraphs 2.03 and 10.05 below). The adjusted sum shall be evidenced by a promissory note executed by Buyer at Closing, payable to Seller and otherwise embodying the terms and conditions set forth in the form of promissory note appearing at Exhibit "G" hereto (the "Note"). The Note shall be secured by a Deed of Trust and Assignment of Rents and Security Agreement encumbering the Property, executed by Buyer as
         Trustor, conveying the Property in trust to Escrow Agent or its affiliated trustee, as Trustee for the benefit of Seller as Beneficiary, and otherwise embodying the terms and conditions set forth in the deed of trust appearing at Exhibit "H" hereto (the "Deed of Trust"). The Note shall be further secured by financing statements covering the Personal Property and such other instruments as may reasonably be required by Seller and Buyer on or before the Closing Date (the "Security Instruments").

                  (d) $300,000.00 by issuance at Closing of one hundred fifty thousand (150,000) shares of ILX Incorporated Common Stock (the "Shares"), valued for purposes of this Agreement at Two Dollars ($2.00) per share. Such stock will be restricted stock and be subject to all applicable federal and state securities laws including without limitation Securities Exchange Commission Rule 144. Seller agrees to execute at Closing an appropriate restricted stock letter in the form attached hereto as Exhibit "S".

         2.02. Except as set forth in paragraph 2.03, Seller shall retain all the rights and all the obligations with respect to all accounts payable, salaries and wages payable and payroll taxes associated therewith, unbooked accounts payable, accounts and notes receivable, cash, cash equivalents, security deposits, utility deposits, bank deposits, bank and operating accounts, for the Resort existing as of the Closing Date, as well as for its prorata share of real property taxes and assessments as of the Closing Date. Seller's prorata share of real property taxes and assessments shall be paid to Buyer in cash on the Adjustment Date as defined in paragraph 2.03 hereof if not known and prorated at Closing. Buyer, its wholly owned subsidiary, or through a management company mutually acceptable to the parties, as Buyer may employ, shall receive payments paid on all accounts receivable existing as of the Closing Date as Seller's agent and shall remit all amounts received to Seller within ten (10) business days of receipt. Such collections of accounts receivable shall be undertaken in the usual and ordinary course of the Resort business and Buyer shall not be required to undertake any solicitations or extraordinary efforts or legal action to collect. Collection of these accounts receivable as set forth above shall be without cost to Seller. Adjustment for cash security deposits, prepaid or accrued expenses shall be made as provided in Section 2.03 below.

         2.03. Buyer and Seller agree that a prorated net adjustment (the "Net Adjustment") shall be computed as of the Closing Date by detertmining any amounts paid or to be paid by one party, but chargeable to the other party under this Agreement. The computations of the Net Adjustment will be made as of the Closing Date and exlude the cash payment described in Section 2.01(a) above. Buyer and Seller agree to use their best efforts to ensure that a full accounting of the net adjustments be provided no later than the Closing Date to the extent practicable (the "Adjustment Date"). If Seller owes the Net Adjustment to Buyer, then Seller shall deduct such amount from the principal amount of the Note as of the Closing Date. If Buyer owes the Net Adjustment to Seller, such amount shall be added to the principal amount of the Note, as of the Closing Date. All adjustments reached and agreed to by the Adjustment Date, or such later date as the parties may agree, and, with respect to subsequently received information, the Supplemental Adjustment Date (defined below), shall be final and no further adjustments shall be made. The parties acknowledge that some items subject to adjustment may not be received prior to the Adjustment Date. Accordingly, there shall be a supplemental adjustment determined thirty
(30) days after the Closing Date or such other date as the parties may agree if all information has not been received (the "Supplemental Adjustment Date") for such items, with such adjustment to be added to or deducted from the Note, as appropriate, as of the Closing Date. Buyer and Seller agree that adjustments will include, but not necessarily be limited to, the following:

                  (a) Sales Tax. Any sales tax collected prior to the Closing Date and not paid to the Arizona Department of Revenue on or before the Adjustment Date, shall be an adjustment in favor of Buyer on the Adjustment Date. Seller shall, upon presentation of a copy of the sales tax return, with an allocation of Seller's responsibility therefor, verify such allocation and reimburse Buyer for such amount within ten
         (10) business days.

                  (b) Insurance. If Buyer continues any insurance that Seller has previously obtained with respect to the Resort, Buyer agrees to reimburse Seller for the proportionate share of insurance costs prepaid by Seller for any coverage continued by Buyer after Closing, prorated as of the Closing Date.

                  (c) Lease Payments. All lease payments will be prorated to the Closing Date.

                  (d) Customer Deposits and Prepayments. All customer deposits and prepayments for services to be performed or goods to be delivered after Closing, shall be prorated in favor of Buyer as of the Closing Date.

                  (e) Utility and Equipment Lease Deposits. All telephone numbers, and all utility and equipment lease deposits shall be assigned to Buyer at Closing and shall be an adjustment in favor of Seller on the Adjustment Date.

                  (f) License Fees. Any prepaid license fees shall be prorated to the Closing Date, and shall be an adjustment in favor of Seller on the Adjustment Date.

                  (g) Payroll Related Expenses. Any Workmens Compensation deposits shall be prorated to the Closing Date, and shall be an adjustment in favor of Seller on the Adjustment Date. Vacation and sick leave accrued as of the Closing Date shall be an adjustment in favor of Buyer on the Adjustment Date. For purposes of the foregoing, paid vacation and sick leave shall be deemed paid on a first accrued-first paid basis.

                  (h) Guest Ledger.  All amounts receivable for lodging provided prior to the Closing Date, as shown on the Guest Ledger, shall be receivables to be received by Buyer on behalf of Seller as set forth above. All amounts receivable for lodging provided during an uninterrupted period beginning before the Closing Date and extending until after the Closing Date shall be prorated to the Closing Date, and shall be an adjustment in favor of Seller on the Adjustment Date.

         2.04. The items below shall be paid as follows:

                  (a) Seller and Buyer shall each pay one-half (1/2) of the standard escrow charges in connection with this Agreement.

                  (b) The cost of the owner's title policy provided for in Paragraph 7.01 shall be paid on the Closing Date as follows:

                  (i) Seller shall be charged an amount equal to the premium for standard coverage; and

                  (ii) Buyer shall pay the additional premium for extended coverage, and the cost of any special endorsements as may be desired by Buyer.

                  (c) The cost of any extended lender's title insurance policy shall be paid in full by Buyer.

                  (d) The charge of a collection agent ("Collection Agent") for payments on the Note shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer.

                  (e) Buyer shall pay the cost of a customary property tax advisory service (for the benefit of Seller) until the Note is paid in full.

        2.05. Seller and Buyer hereby acknowledge and agree that the Purchase Price, for all purposes relating to this Agreement, shall be allocated among the various assets comprising the Resort as the parties shall mutually agree in writing prior to the end of the Feasibility Period and attach hereto as Exhibit "U".

        2.06. First American Title Insurance Company (and its Gila County affiliate) shall act as the escrow agent ("Escrow Agent") hereunder and shall, among other things, on the Closing Date, assume responsibility for recording and/or filing all necessary documents resulting herefrom and shall cause the issuance of the Policies of title insurance required under Section 7, together with proper issuance of any reinsurance agreements pertaining to such title insurance policies, and otherwise accomplish the provisions of this Agreement. Escrow Agent has acknowledged its agreement to these provisions by signing in the place indicated on the signature page of this Agreement. Escrow Agent, or its collection affiliate, shall also act as Collection Agent (including custodian of the Beneficiary Releases described in the Deed of Trust attached hereto as Exhibit "H"). The parties agree, if required by Escrow Agent, to execute and enter into Escrow Agent's standard form of escrow instructions, and to execute collection instructions, all with such modifications as the parties shall reasonably request.

Section 3.        Feasibility and Investigation.

         3.01. In consideration of Buyer entering into the mutual covenants in this Agreement, at any time on or prior to the sixtieth (60th) day after the date of this Agreement (the "Feasibility Period"), Buyer may cancel this Agreement and all agreements relating thereto (except for its indemnity relating to disturbance of the Resort as described below in this Section) for any reason whatsoever in Buyer's sole and absolute discretion, by providing to Seller and Escrow Agent written notice of such cancellation. In the event Buyer timely gives notice of cancellation in accordance with the provisions hereof, this Agreement shall become null and void and of no further force or effect whatsoever and neither party shall have any further rights or obligations to the other hereunder or by reason hereof except for those which by the provisions hereof are expressly stated to survive the termination of this Agreement. If, however, Buyer shall fail to give notice of Buyer's election to cancel at the time and in the manner as above provided, then Buyer conclusively shall be deemed to have waived its right to do so and Buyer shall continue to be bound by the remaining provisions of this Agreement.

         3.02. Buyer shall have the right to enter and examine the Resort and all other items being sold pursuant to this Agreement at any time after the execution of this Agreement, and also have the Resort and such items examined and copied by any persons whom it shall designate, including without limitation, accountants, attorneys, contractors, engineers,and environmental and soil/water testing personnel. Seller shall permit access to the Resort by Buyer and any persons it designates, and shall fully cooperate and afford them the opportunity to inspect such items and perform any tests upon the Resort that Buyer deems necessary or appropriate. Buyer may utilize the office equipment and office facilities at the Resort without charge (except for any long distance telephone service). Buyer will not unreasonably interfere with the business of the Resort.

         3.03. As to any physical disturbance of the Property or Improvements or physical injury to person caused by Buyer or its agents, upon completion of such studies and investigations, if Buyer cancels the Agreement or thereafter does not close, Buyer agrees to restore any physical damage to the Property or Improvements caused by Buyer or its agents to the condition it was in prior to such damage, and further, without regard to whether or not Buyer shall cancel or close, to defend, indemnify and hold Seller harmless from and against all physical injury to persons arising from such activities by Buyer. These covenants shall survive cancellation of this Agreement.

         3.04 Buyer shall pay the cost of any studies and examinations of the Resort conducted by agents of Buyer, including a "Phase I" environmental report and any testing in connection therewith, testing of the water at wells on the Property or related to the Water Company's source and service of water. Notwithstanding the foregoing, as soon as reasonably practicable after execution of this agreement Seller, at its expense, shall provide Buyer with an ALTA Urban Class Survey of the Resort including such Table A items as specified by Buyer, by an Arizona licensed surveyor in good standing, certified to Buyer, the title insurer and any lender connected herewith, with such certification containing such other matters as Buyer shall reasonably request. If Buyer cancels this transaction or otherwise fails to close, Buyer shall provide Seller with the results and reports of all such matters which have been furnished to Buyer by such agents. As soon as practicable after execution hereof, Seller shall provide Buyer with copies of all existing surveys, relevant water reports, environmental reports and other studies and reports relating to the Resort in Seller's possession or under its reasonable control.

         3.05 Prior to the Closing, and under such reasonable terms and conditions as seller may impose, employees and agents of Buyer may stay at the Resort without charge for lodging, except for incidentals consumed, such as long distance telephone, food and beverages, provided such stay is primarily for the purpose of conducting feasibility examinations and investigations or otherwise working on matters related to this transaction.

         3.06     Title Report.

                  (a). As soon as practicable after execution hereof, Seller will, at Seller's sole cost and expense, deliver to Buyer a preliminary title report or a commitment for title insurance relating to the Property prepared by Escrow Agent and leading to the issuance of an extended owners policy, together with complete and legible copies of all recorded documents referred to therein (the "Title Report") and, in the event that the same are subsequently prepared, agrees to undertake reasonable efforts to cause Escrow Agent to deliver to Buyer any updates and supplements thereto or amendments thereof, in each case together with complete and legible copies of all matters referred to therein ("Amendments"). Buyer shall have until the later of the end of the Feasibility Period or (five (5) business days after the date of delivery of any Amendment (which, at Buyer's option, shall extend the Closing Date accordingly), to notify Seller and Escrow Agent in writing of Buyer's objection to any matter(s) indicated therein (but only, in the case of Amendments, with respect to matters not appearing on the Title Report or any previously delivered Amendment. Notwithstanding the foregoing, Buyer shall not be entitled to object to any exception contained in the Title Report (or any Amendment thereof) which is caused by Buyer's activities under Section 3 hereof (excluding those resulting from Buyer's discovery of any existing defect or condition).

                  (b) If Buyer fails to timely object to any title exception matter disclosed in accordance with the above precedure, Buyer conclusively shall be deemed to have approved the condition of title to the Property. If Buyer objects to any exception as above provided, Seller shall have until five (5) business days after receipt of Buyer's objections to advise Escrow Agent and Buyer in writing with respect to each specified objection of Seller's election either to (i) take no action in connection therewith, or (ii) attempt to cause any such matter(s) to be cured or eliminated at or prior to Close of Escrow. Insuring over any such item may be done only with Buyer's written consent in its sole discretion. Seller's failure to give notice within such five (5) business day period with respect to any of Buyer's objections conclusively shall be deemed to constitute Seller's election to take no action in connection therewith.

                  (c) In the event Seller elects or is deemed to have elected to take no action with respect to any specified objection, Buyer shall have until the later of the end of the Feasibility Period or five (5) business days thereafter to advise Escrow Agent and Seller in writing of its election either to (a) waive such previously specified objection(s) and close the transaction contemplated hereby in accordance with the remaining provisions of this Agreement and without any abatement or reduction of the Purchase Price, or (b) cancel and terminate the Agreement. Buyer's failure to give written notice within such period shall conclusively be deemed to constitute Buyer's election to waive its previously specified objections with respect to those matters as to which Seller has notified or is deemed to have notified Buyer that Seller will take no action.

                  (d) With respect to those matters which Seller has notified Buyer that Seller will attempt to cause to be cured, eliminated (or insured over with Buyer's consent), Seller shall have until five (5) business days prior to Close of Escrow (which shall be extended in accordance with the time periods herein) within which to accomplish the same; provided, however, that if seller fails to do so within said period, or if Seller shall be unable (other than due to its voluntary act after execution hereof causing such disability) to convey title to the Property subject to and in acordance with the provisions of this Agreement at Close of Escrow, then Buyer, as its sole and exclusive remedies, may elect either to (i) waive such previously specified objection(s) and close the transaction contemplated hereby in accordance with the remaining provisions of this Agreement and without any abatement or reduction of the Purchase Price on account thereof, or
         (ii) cancel this Agreement and the Escrow; said election of remedies to be evidenced by Buyer's giving written notice thereof to each of Seller and Escrow Agent at or prior to Close of Escrow. Buyer's failure to give written notice as required by the preceding sentence conclusively shall be deemed to constitute Buyer's election to waive its previously specified objection(s). If Buyer elects to cancel, this Agreement shall become null and void and of no further force or effect and neither party shall have any further rights or obligations to the other hereunder or by reason hereof, except for those which by the provisions hereof are expressly stated to survive the termination of the Agreement.

                  (e) Buyer specifically agrees that nothing herein contained shall be deemed to impose on Seller any obligation to bring any action or proceedings, expend any sums or take any other steps of whatever kind or nature in order to insure over, remove or cure matters affecting title or to fulfill any condition or expend any monies therefor unless Seller voluntarily impairs title to the Property or otherwise voluntarily causes such matter after execution hereof. The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of every pre-closing condition on the part of Seller to be performed pursuant to the provisions of this Agreement., but shall not diminish Sellers warranties or any continuing obligation herein.

Section 4.        Operations Prior to Closing.

         Seller covenants and agrees that between the date hereof and the Closing, Seller will:

         4.01. Continue to operate the Resort as heretofore operated in the normal course of business and in accordance with its customary business practices.

         4.02. Perform required maintenance and replacements in accordance with its customary business practices.

         4.03. Afford Buyer and its representatives full access to the Resort and to Seller's books, records and files relating to the Resort, and make same available to Buyer whether they are located on or off the Property,at reasonable times, and without undue delay, up to and including the date of the Closing.

         4.04. Pay, in the normal course of business, and, in any event, prior to Closing, sums due for work, materials or services furnished or otherwise incurred in the ownership and operation of the Resort up to the Closing, except as otherwise specifically treated in the adjustment provisions of this Agreement. Not prepay any material item after the date of the Agreement without the prior written consent of Buyer.

         4.05. Except for room rental agreements in the ordinary couse of business, not enter into any new agreement, nor amend, modify or terminate any existing agreement relating to the Resort without having obtained the prior written consent of Buyer in each such instance, which will not be unreasonably withheld or delayed.

         4.06. Not grant or transfer or permit the grant or transfer of any interest in the Resort or any item being sold pursuant to this Agreement, or grant any executory rights in connection therewith, except for any items being replaced with comparable items of equal or greater value in the ordinary course of business.

         4.07. Not discontinue any customary compliance with governmental requirements applicable to the Resort.

         4.08. Promptly advise Buyer of any threatened or actual litigation or governmental proceeding affecting the Resort. It shall be a condition precedent to Buyer's obligation to close that there shall be no such threatened or actual litigation or proceeding pending at Closing having a potential adverse effect upon the Resort or Seller's ability to convey the Resort to purchaser, except for the existing condemnation action in the Gila County, Arizona, Superior Court, Cause Number CV-89-270, relating to Tract "J" of the Property west of State Highway 260, and the water tanks and piping formerly connected therewith (the "Condemnation Action").

         4.09. Not permit any material alteration, structural modification or additions to the Resort, except in the nature of ordinary maintenance.

         4.10. Except for room rental agreements in the ordinary course of business, not create (or agree to create) any grant, option, lease, covenant, restriction, easement, encumbrance or lien on or affecting the Resort, nor do anything negatively affecting title thereto, without the prior written consent of Buyer.

         4.11. As a condition precedent to Buyer's obligation to Close, Seller shall have duly performed all covenants and other obligations to be performed by it under this Section 4.

Section 5.        The Closing.

         5.01. The consumation of this transaction by recording the Special Warranty Deed ("Closing") shall take place ten (10) days (or as such time may be extended in accordance with the specific terms of this Agreement) after the date of expiration of the Feasibility Period or sooner at any time if desired by Buyer upon two (2) days written notice by Buyer (the "Closing Date"). At the Closing, the parties hereto agree to take the following acts and make the following deliveries, all of which will be deemed taken and delivered simultaneously and no one of which will be deemed completed or delivered until all have been completed or delivered:

                  (a) Seller shall execute, acknowledge (as appropriate) and deliver to Buyer and/or Escrow Agent the following documents:

                      (1) A Special Warranty Deed in the form attached as Exhibit "I";

                      (2) An appropriate affidavit of real property value;

                      (3) A Bill of Sale in the form attached as Exhibit "J", assigning and transferring to Buyer all of Seller's right, title and interest in and to the Personal Property, Ledgers, and the Plans and Specifications, including without limitation those items shown on Exhibit "A-1", free and clear of all liens, security interests, encumbrances and other charges, except any lien arising under the Deed of Trust and Security Instruments;

                      (4)  An   Assignment  of  Leases,   Contract   Rights  and
         Intangible Assets in the form attached as Exhibit "K";

                      (5) Assignments of Seller's interest in all automobiles and equipment leases and appropriate title transfer documentation properly executed by Seller for all vehicles and equipment owned by Seller and used for the Resort;

                      (6) Notice of change in well ownership advising the Arizona Department of Water Resources of the sale;

                      (7) License of Tradenames in the form attached hereto as Exhibit "L";

                      (8) Any documents necessary to complete the sale and transfer of the Water Company;

                      (9) Certificate of Non-Foreign Status in the form attached hereto as Exhibit "M";

                      (10) Any Assignment (Conveyance of Water Right) form advising the Arizona Department of Water Resources of the transfer to Buyer of all water rights as necessary to properly complete any chain of title as reflected in the records of the Arizona Department of Water Resources;

                      (11) Any Assignment of any Statement of Claimant in any pending adjudication in the Superior Court, in and for the County of Maricopa or Gila, State of Arizona, pertaining to the Salt River or other relevant Watershed; and

                      (12) Such other documents as may reasonably be required by Buyer, its counsel, or Escrow Agent in order to consummate the transactions which are the subject matter of this Agreement.

                  (b) At Closing, Buyer shall pay, execute, acknowledge (as appropriate) and deliver to Seller and/or Escrow Agent the following:

                      (1) The Down Payment, in cash or other immediately available funds;

                      (2) An appropriate affidavit of real property value;

                      (3) The Note, Deed of Trust and Security Instruments;

                      (4) Any assumption of the Loan Documents

                      (5) Such other documents as may be reasonably required by Seller, its counsel, or Escrow Agent, to consummate the transactions which are the subject matter of this Agreement.

                  (c) At Closing the Escrow Agent shall record and deliver the foregoing documents as appropriate in connection with this Agreement.

Section 6.        Covenants, Representations and Warranties of Seller.

         Seller represents covenants and warrants to Buyer as follows, as of the date hereof and as of the Closing:

         6.01. Seller is a general partnership, duly organized and validly existing under the laws of the State of Arizona.

         6.02. Seller has the full right and authority to enter into and fully perform its obligations under this Agreement.

         6.03. The persons signing this Agreement on behalf of Seller are authorized to do so, to bind Seller to the terms hereof, and are all the partners of Seller.

         6.04. Seller is the sole owner of the Resort subject to the limitations stated in Section 1.01 and 1.02 hereof and in the Water Agreement.

         6.05. The schedule of Leases set forth in Exhibit "D" attached hereto ("Schedule of Leases") is accurate as of the date hereof, and there are no Leases or other tenancies in or related to the Resort other than those set forth therein and room rentals in the ordinary course of business. Copies of all Leases have been made available to Buyer and all original Leases shall be delivered to Buyer at Closing. Except as otherwise set forth in the Schedule of Leases or elsewhere in this Agreement, all of the Leases are in full force and effect, and none of them has been modified, amended or extended. Moreover, Seller has no knowledge of any material breach or default, claim of material breach or default thereunder, or any event which with the passage of time will become a breach or default, and has received no written notice of any of the foregoing thereunder.

         6.06. A schedule of the Service Contracts is attached hereto as Exhibit "E" ("Schedule of Service Contracts"). Except as otherwise set forth in the Schedule of Service Contracts or elsewhere in this Agreement, the Service Contracts are in full force and effect, and have not been modified, amended or extended. Moreover, Seller has no knowledge of any material breach or default, claim of material breach or default thereunder, or any event which with the passage of time will become a breach or default. The originals shall be delivered to Buyer at Closing.

         6.07. A Permanent Certificate(s) of Occupancy for the improvements has been issued by the appropriate governmental authorities and has not been amended or revoked and a copy will be delivered to Buyer during the Feasibility Period. The Resort is not located within the boundaries of any city or town, and its zoning is regulated by Gila County.

         6.08. Except as set forth in Exhibit "O" attached hereto, the Property and Improvements are, to the best of Seller's knowledge, in substantial compliance with the zoning and use requirements of Gila County and the State of Arizona, Seller has received no correspondence or formal notice from any governmental authority of any .existing violation, which has not been cured as of the Closing Date, or of any circumstances that with the passage of time or failure to act, or both, would constitute a violation of any zoning or use requirement of Gila County or the State of Arizona.

         6.09. To the best of Seller's knowledge, except for the condemnation action, there is no pending or contemplated condemnation of the Property or Improvements, or any portion thereof, by any governmental authority, nor is there any existing or proposed plan to widen, modify or realign any street or roadway adjoining the Property which would affect access to the Property, except as set forth in Exhibit "P" attached hereto.

        6.10. To the best of Seller's knowledge, and except as qualified by Exhibit "Q" hereto, and related documents provided to Buyer prior to closing as set forth on Exhibit "R" hereto, the water quality and water rights, sewage and waste disposal septic systems and utility services now serving the Property and the Improvements are adequate for the present operation of the Resort.

        6.11. Except as set forth in Exhibit "Q" attached hereto and in related documents provided to Buyer prior to Closing as set forth on Exhibit "R" hereto, Seller has not received notice of any uncured violations or infringements of any laws, rules, regulations, ordinances, fire or safety codes, life safety requirements, insurance requirements, covenants, conditions, restrictions, trademark, service mark or tradename registrations, agreements or rights applicable to the Resort, and, to the best of Seller's knowledge, the Resort as customarily, and presently, operated is in substantial compliance with all applicable laws, rules and regulations.

         6.12. Except as set forth in Exhibit "Q" attached hereto and in related documents provided to Buyer prior to Closing as set forth on Exhibit "R" hereto, to the best of Seller's knowledge:

                  (a) There are not presently, and have been no, above or underground storage tanks, dry wells, injection wells, or similar facilities, PCB transformers, asbestos or Hazardous Material located on the Resort.

                  (b) No notice pursuant to any Environmental Law has been received from, given to, or is presently due to, any governmental authority pursuant to such Environmental Law.

                  (c) There are not presently, and have been no, violations on or by the Resort of any Environmental Law.

                  (d) The Resort is not presently, and has not been, used for the manufacture, collection, storage, handling, treatment or processing of any Hazardous Material, nor as a sanitary landfill or open dump, except for normal quantities of customary products used in the operation of the business.

                  (e) There is not presently, and has not been, any spill, leakage or release of any Hazardous Material on or into the soil, water or air, on or at the Resort or at any real property within one mile of the boundaries of the Resort.

                  (f) Tonto Creek running through and adjacent to the Resort is not contaminated by any Hazardous Material.

                  (g) Substances, including without limitation those introduced into the septic tanks and leech fields on the Property, have not contaminated Tonto Creek, the water from the well on the Property or the water from the spring utilized by the Water Company so that it is deemed unsafe (for drinking in the case of the well and spring, and for wading or bathing in the case of Tonto Creek) pursuant to any Environmental Law.

                  (h) The Resort is not a state or federal "superfund" site or study site pursuant to Environmental Law.

                  (i) Seller agrees to defend, indemnify and hold Buyer harmless from all loss, cost, damage and expense arising out of any alleged or actual violation of, or liability under, any Environmental Law, for events and conditions occurring on or to the Resort Property by act or omission to act of Seller or any person on the Resort property during the period Seller has owned the Resort. This indemnity does not limit any statutory or other legal rights available to Buyer.

                  (j) "Environmental Law" means, in relation to the Resort and its operations, any applicable federal, state, county, municipal or other political subdivision or district, statute, law, rule, regulaton, code, ordinance or decree relating to health, environment, air, water (including without limitation surface, ground, springs, streams and creeks), soil, improvements and facilities, the protection of same, and the contanimation and cleanup thereof.

                  (k) "Hazardous Material" means any hazardous waste, materials, gases, liquids, substances, improvements or other items defined in any Environmental Law and regulated thereunder or by any applicable governmental authority pursuant thereto, including any notification requirements thereunder to governmental authorities.

         6.13. To the best of Seller's knowledge, and except as set forth on Exhibit "N" attached hereto, no actions, suits, proceedings or investigations are pending or threatened against or relating to the Resort in any court or before any federal, state, municipal or other governmental department, agency, commission, board or bureau.

         6.14. Except as set forth as a Permitted Exception on Exhibit "B" attached hereto, and further except for current property taxes and assessments, not delinquent, Seller has no knowledge of any tax, assessment, or other obligation affecting the Premises which is, or may become, a lien on the Premises.

         6.15. Seller has delivered to Buyer statements of income and expense dated January 1, 1989 through November 30, 1994 (the "Operating Statements") for the operation of the Resort (excluding the Water Company) prepared by Seller. To the best of Seller's knowledge the Operating Statements are true, correct, and complete as of the date thereof and fairly present the financial operations of the Resort for the period. Seller makes no representation as to the future financial performance of the Resort or the financial viability of any other use of the Resort, including, but not limited to, use of the Resort as a timeshare resort.

         6.16. A full and complete schedule of liabilities related to the Resort which are to be assumed by Buyer pursuant to this Agreement is attached hereto as Exhibit "F" ("Existing Liabilities"). The Existing Liabilities to the best of Seller's knowledge are true and correct as to nature and amount. Seller hereby agrees to indemnify and hold Buyer harmless from any sums owing on liabilities existing as of the Closing Date not set forth as an Existing Liability on Exhibit "F" and not properly taken into account in the adjustments described in
Section 2.03 hereof.

         6.17. Seller is not prohibited from consummating the transacton contemplated by this Agreement or from conveying the Property by any law, regulation, agreement, instrument, restriction, order or judgment. No permission, approval or consent by any third party or governmental authority, or any individual or entity connected with Seller is required in order for Seller to convey this Property or to consummate the transaction contemplated by this Agreement.

         6.18. Seller has paid in full for all labor performed at, professional services performed in respect to, and materials, machinery, fixtures and tools delivered to, furnished to or incorporated into the Resort or which would otherwise give rise to a lien or a right to lien the Resort.

         6.19. The Loan Documents are not in default, nor is there any existing condition which would cause a default with the mere passage of time. The principal balance due on the Loan Documents does not exceed Nine Hundred Forty Thousand Dollars ($940,000.00), no additional principal has been advanced or accepted pursuant to the Loan Documents.

         6.20. All employees of and at the Resort, including without limitation its managers, are employees-at-will and may be discharged without cause.

         6.21 Seller's knowledge of damage to the Resort from past flooding is described in Exhibit Q.

         6.22 There is no default or breach under the U. S. Forest Service Special Use Permit issued to Seller for the stables adjacent to the Resort nor the concurrent Outfitter/Guide Permit issued in conjunction therewith, nor any circumstance in connection with either that with the passage of time or failure to act, or both, would constitute a default or breach, and the sublease to the stable operator has been approved by the U. S. Forest Service in writing in accordance with the permit. All such permits and the sublease are currently in full force and effect, and Seller has no knowledge of any circumstance indicating the U. S. Forest Service will refuse to transfer the Special Use Permit to Buyer.

         6.23 Seller holds, in good standing, a current Series 6 alcoholic beverage license(s) from the State of Arizona Liquor Department in connection with the operation of the Resort.

         6.24 Up to the Closing Date, the Water Company's equipment and facilities have been adequate to serve its current customers during peak demand periods.

         6.25 To the best of Seller's knowledge, except for the U.S. Forest Service, the metered customers of the Water Company and as identified on Exhibit "C" attached hereto, there are no other persons or real property with a right to use the water from Indian Garden Spring (the "Spring") between the Spring and the Property.

         6.26 There is no default or breach under the Special Use permit from the U.S. Forest Service to the Water Company for a springhouse for, and pipelines from, the Spring, it is currently in full force and effect, and there is not any circumstance that with the passage of time or failure to act, or both, would constitute a default or breach thereunder, and Seller has no knowledge of any circumstance indicating that the U. S. Forest Service at any future annual renewal date (i) will not renew such permit, or (ii) that it will increase the fees therefor.

         6.27. Seller agrees to inform Buyer in writing immediately upon obtaining actual knowledge that any of Seller's representations or warranties herein are inaccurate.

         6.28. It shall be a condition precedent to Buyer's obligation to close this transaction that Seller's covenants, representations and warranties in this Agreement be fully performed and true and accurate as of the Closing.

         6.29. "To the best of Seller's knowledge" or references to "Seller's knowledge" in this Section 6 means any written notice received by Seller relating to a representation and warranty matter herein, and the personal knowledge of Thomas L. Griffith and Michael Bergen, without independent inquiry into the facts, the law or the public record.

         6.30. In the Condemnation Action, Seller agrees to use its best good faith efforts to procure the agreement of the State of Arizona that it will issue to the Resort a sign permit to place on the condemned portion of Tract "J" described in Section 4.08 above, a sign of substantially the same dimensions, location (insofar as possible) and visibility to southbound travellers on State Highway 260 as existed prior to the Condemnation Action. Seller agrees that if necessary, Seller will reduce, up to Ten Thousand Dollars ($10,000.00), the compensation it would otherwise receive from the condemning authority, by settlement or otherwise, in order to acquire said permit. Except for the effect of the foregoing, the parties agree that the conduct of, and all awards in, the Condemnation Action are the Seller's, and Buyer has no interest therein. If Seller fails to acquire said permit as described above, the Note amount will be reduced by Ten Thousand Dollars ($10,000.00), with the principal and interest to be treated in the manner described for a reduction in Section 10.05.

         6.31. Seller agrees to defend, indemnify and hold Buyer harmless from all loss, cost, damage and expense arising from any breach of, or inaccuracy in, the covenants, representations and warranties of Seller in this Agreement. Further, except for liability expressly assumed by Buyer pursuant to the terms hereof, Seller shall defend, indemnify and hold Buyer harmless from any and all loss, cost, damage, expense and liability to third parties arising out of acts or omissions by Seller with respect to the Resort prior to the Closing Date.

Section 7.        No Further Warranties By Seller.

        Buyer hereby acknowledges and agrees that:

                  (a) Neither Seller nor any person acting on behalf of Seller has made warranties or representations of any nature, express or implied, oral or written, concerning the Resort, this Agreement, or any matter related thereto other than as expressly set forth herein;

                  (b) Neither Seller nor any person acting on behalf of Seller has made any representations as to the physical condition, income, expense, operation of the Resort or any other matter or thing affecting or relating to the Resort other than as expressly stated herein; and

Section 8.        Covenants, Representations and Warranties of Buyer.

         Buyer covenants, represents and warrants to Seller as follows:

         8.01. Buyer is a corporation duly organized and in good standing under the laws of the State of Arizona.

         8.02. Buyer has the full right and authority to enter into and fully perform its obligations under this Agreement.

         8.03. The persons signing this Agreement on behalf of Buyer are authorized to do so, and to bind Buyer to the terms hereof.

         8.04. Buyer shall assume all of the Existing Liabilities, as outlined on Exhibit "F" hereto, and shall pay when due all items appearing thereon.

         8.05. Buyer shall indemnify and hold Seller harmless from any and all liability to third parties arising out of, connected to or resulting from any act, transaction, or omission of Buyer occurring after the Closing Date with respect to the Resort or the operation thereof, provided however, that such indemnification shall not (except asmay be otherwise herein specifically provided) extend to any cost, expense or liability arising out of any omission or act of Seller prior to Buyer's taking possession of the Resort.

        8.06. As of the Closing Date Buyer has inspected the Resort and the books and records of the Resort and has made all other inquiries which it deems necessary to satisfy itself as to the condition and the operation of the Resort, and agrees to accept possession of the Resort in its "as is" condition, subject to the express covenants, representations and warranties of Seller contained in this Agreement. Buyer further acknowledges that, except as specifically set forth in this Agreement, Seller has made no representations regarding the structural, mechanical or design characteristics of the Resort, the condition of any incinerator, boiler, other burning equipment, air conditioning equipment, ventilation systems and equipment, maintenance equipment, mechanical systems, plumbing, electrical wiring and fixtures, fixtures, sprinkler and fire safety systems, lighting systems and fixtures, recreational fixtures and facilities, walks and foundations, roofs, and any other such structural and mechanical items.

        8.07. Buyer accepts Seller's assignment to it of all Leases, Service Contracts, and all warranties, guarantees, bonds, licenses, permits and Contract Rights related to the Premises and assumes all obligations of Seller thereunder arising, from and after the Closing Date.

        8.08. If Buyer assigns its interest in this Agreement to a nominee, Buyer shall guarantee the prompt payment and full performance of the nominee in form approved by Seller.

        8.09. Buyer agrees to inform Seller in writing immediately upon obtaining actual knowledge that any of Buyer's representations or warranties herein are inaccurate.

        8.10. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of, any of the terms, provisions, or conditions of, or constitute a default under or conflict with respect to, any other agreement by which Buyer is bound.

        8.11. As of September 30, 1994 ILX Incorporated had issued and outstanding 12,368,609 shares of voting, no par value, common stock, and 437,573 shares of non-voting, $10 par value, preferred stock. All outstanding shares are validly issued, fully paid and non-assessable. There are outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the company to issue or transfer from treasury any additional shares of its capital stock of any class. The 150,000 shares of common stock described in paragraph 2.01(d) above is authorized but unissued stock of Buyer, and on closing Buyer will deliver or issue to Seller the Shares free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions (except as may be imposed by Rule 144 or other state or federal securities laws).

        8.12. The financial statements delivered to Seller have been prepared in accordance with generally accepted accounting principles, and fairly present the financial position of Buyer as of the respective dates thereof, and the results of its operations for the period(s) indicated.

        8.13. To the best of Buyer's knowledge, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending against or affecting Buyer which if resolved adversely to Buyer would have a material adverse affect on Buyer or its business, assets, or financial condition.

        8.14 Substantially all of the proceeds of the loan underlying the First Lien (defined in Section 9.02 below) will be used for the refurbishment of and construction of improvements to the Resort, which will include "soft costs" such as but not limited to, architect's, engineer's, designer's, attorney's and accountant's fees, and administrative overhead related directly to all the foregoing activities at the Resort, together with a contingency fund not exceeding $75,000.00. The loan underlying the First Lien will have an interest rate not exceeding three (3) percentage points added to the prime rate as announced by the lender from time to time, and a due date of not less than two
(2) years from the date of the loan. The documents underlying the First Lien will contain a consent to the Seller's Deed of Trust (which will be junior to the First Lien and subordinate to it).

        8.15. It shall be a condition precedent to Seller's obligation to close this transaction that Buyer's covenants, representations and warranties in this Agreement be fully performed and true and accurate as of the Closing.

  Section 9.      Title Insurance.

        9.01. Seller agrees to undertake reasonable efforts to cause Escrow Agent to deliver to Buyer, at Close of Escrow, an ALTA extended coverage owner's title insurance (Form 1970-B if available) policy or a binding commitment to issue the same as soon after Close of Escrow as is customary (the "Owners Title Policy") insuring Buyer's title to the Property in the full amount of the Purchase Price subject only to those matters which Buyer approves or is deemed to have approved pursuant to Section 3.06 hereof and the printed exclusions and conditions and customary exceptions set forth in Escrow Agent's usual form of ALTA extended coverage owner's title insurance policy. If Buyer shall desire any additional endorsements, the cost and responsibility for the acquisition thereof shall be the responsibility of Buyer.

        9.02. Buyer agrees to undertake reasonable efforts to cause Escrow Agent to deliver to Seller, at Close of Escrow, an ALTA extended coverage Lender's Policy of Title Insurance Form (1970-B if available) or a binding commitment to issue the same as soon after Close of Escrow as is customary ("Lender's Title Policy") in an amount equal to the original principal amount of the Note, insuring that the Deed of Trust is an absolute, valid and enforceable lien in favor of Seller against title to the Property subject only to the same exceptions (other than those arising from Buyer's activities under Section 3 above) as are set forth in the above-described Owner's Title Policy (provided, however, the exclusions shall not include monetary liens or encumbrances which did not exist when the Property was conveyed by Seller to Buyer, except as may be specifically approved in writing by Seller, and except for a lien (or liens) senior to the Deed of Trust in an aggregate amount of not more than Two Million Fifty Thousand Dollars ($2,050,000.00) (the "First Lien").

Section 10.       Water Company

         10.01. Included in this transaction is the sale (subject to the contingency described below) of (i) the Kohl's Ranch Water Company which supplies water to the Resort and other customers (the "Water Company"), and (ii) the "Related Water Assets", which consist of (a) an approximately ninety feet by forty five feet (90' x 45') piece of land on the west side of State Highway 260 not taken in the Condemnation action and any tanks, equipment and piping related thereto, (b) a "sleeved" culvert under State Highway 260 (to the extent not owned by the State of Arizona), (c) a two hundred thousand gallon water tank and the equipment, land and any easements related thereto, a pumphouse and the equipment, land and any easements related thereto and (d) a filtration and chlorination system and the equipment, land and any easements related thereto. The land and easements referred to above in connection with the Related Water Assets are described in Exhibit "P-1" attached hereto. The equipment and any improvements connected therewith which comprise the remainder of the Related Water Assets are described in Exhibit "P-2" attached hereto.

         10.02. All the outstanding stock of the Water Company and the Related Water Assets are wholly owned or controlled by Seller and will be transferred to Buyer at Closing (or later as described below)for no additional consideration, pursuant to the sale agreement attached hereto as Exhibit "P" (the "Water Company Agreement").

         10.03. The parties agree that Seller will employ the counsel described below in connection with the following:

                  (a) An application to the Arizona Corporation Commission (the "Commission") to approve the transfer of the assets and Certificate of Convenience and Necessity from the former Kohl's Ranch Water Company, the charter of which expired, to the Water Company (the "Asset Transfer Application"), for which O'Conner, Cavanaugh, et. al. (Phoenix, Arizona) will be employed.

                  (b) An application to the Commission to approve a rate increase for the Water Company (the "Rate Application"), for which Fennemore, Craig, P.C. (Phoenix, Arizona) will be employed.

         10.04. The foregong applications will be prosecuted diligently to conclusion, and simultaneously insofar as practicable, as soon as reasonably possible. Seller will pay the entire cost of the Asset Transfer Application and the Rate Application whether or not Buyer acquires the Water Company

         10.05. Buyer shall be under no obligation to acquire the Water Company pursuant to the Water Agreement and the Related Water Assets on the Closing Date or at all; however, Buyer shall have the exclusive right and option to do so until fifteen (15) days after written notification to Buyer from Seller of the final order of the Commission (with no further rights concerning appeal or adjudication) on the last of the applications described above to be so decided. If Buyer fails to close on the Water Agreement and the Related Water Assets within such time limits, or notifies Seller in writing prior to such time that it will not exercise the option to purchase, the principal balance of the Note shall be reduced by Fifty Thousand Dollars ($50,000.00) and any Note interest paid which is applicable to such principal, as of the date of such written notification, or expiration of the option, which ever comes first.

                  (a) Buyer may not acquire the Related Water Assets unless it also acquires the Water Company and vice-versa. The terms of this Agreement shall apply to the acquisition of the Related Water Assets including without limitation the forms of transfer and security documents and covenants, representations and warranties.

                  (b) If Buyer does not acquire the Water Company and the Related Water Assets, Seller will execute and record covenants, conditions and restrictions, running with the real property and easements described in Exhibit "P-1" attached hereto, which in general will restrict the use of such real property and the improvements thereon to like-kind uses related to water production, storage and distribution for the Water Company, require that improvements thereon be maintained in good condition and repair unless removed, and if such real property interests are proposed to be transferred to a transferee that does not also control the Water Company, Buyer will have a first right of refusal (first opportunity to purchase), all in accordance with the terms of Exhibit "P-3" attached hereto.

         10.06. Seller agrees that Buyer and its attorneys, Brown & Bain, P.A.,shall have full access to the proposed applications and information relating to the applications within reasonable time prior to their filing may discuss such matters with Sellers attorneys at any time and shall have the opportunity to fully participate and express its desires in all major business decisions concerning such applications, and Seller hereby directs and authorizes its attorneys to act in a manner consistent with the above, the parties acknowledging that the final decision and control of such applications are Seller's. Brown & Bain will be representing Buyer only at Buyer's expense. The other attorneys named above will be representing Seller only at Seller's expense.

Section 11.       Broker.

        Seller and Buyer hereby covenant and agree that each shall indemnify and defend the other against any costs, claims or expenses, including attorneys' fees, arising out of any real estate brokerage contract executed by, or similar activities engaged in by, the indemnifying party. The obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

Section 12.       Notices.

        All notices under this Agreement shall be in writing and shall be effective when delivered personally, or received at the telefacsimile number shown on Exhibit "C", or three (3) days after deposit in the United States mail, postage prepaid, registered or certified mail, addressed as set forth in Exhibit "C", or to such other address or facsimile number of which Seller, Buyer or Escrow Agent shall have given notice.

Section 13.     Survival of Representations, Warranties Covenants, and
                Obligations.

         Except as otherwise provided in this Agreement, all representations, warranties, covenants, indemnities, or other obligations of both parties set forth in this Agreement shall not be merged into the deed to Buyer or into any other document relating to the transaction contemplated by this Agreement, but shall survive the Closing for thirty (30) months from the Closing Date and thereafter terminate upon the expiration of such period, except the matters in Paragraph 6.12 (environmental) and its subparagraphs shall not be limited as to time and shall survive the Closing indefinitely.

Section 14.       Uniform Commercial Code - Bulk Transfer.

         14.01. The parties believe that this sale is exempt from the application of the Arizona bulk sale law under A.R.S. Section 47-6103(A) (1) as it does not involve a seller whose principal business is the sale of inventory from stock, but involves a resort hotel the business of which is principally the sale of services.

         14.02. To the extent such provisions may apply, Buyer and Seller agree to waive compliance, as between themselves, with the Bulk Sale Provisions of the Uniform Commercial Code as in force in the State of Arizona.

Section 15.       Risk of Loss.

         15.01. In the event of any damage or loss to all or any substantial portion of the Property due to casualty or the occurrence of a suit for a taking of any portion thereof by governmental or quasi-governmental authority after the date hereof and prior to the Closing Date (not including the Condemnation Action as described in Section 6.30), Buyer may, as its sole and exclusive remedy, by written notice given to each of Seller and Escrow Agent on or prior to the Closing Date, elect either to (i) cancel and terminate this Agreement and the Escrow, or (ii) receive, by assignment from Seller, all insurance proceeds and/or condemnation awards, if any, received and/or to be received by Seller as a result of such casualty or taking (in which case the parties shall proceed to consummate the transaction without any resulting adjustment of the Purchase Price).

Section 16.       Cancellation and Termination; Remedies for Failure to Close.

         16.01 Wherever this Agreement provides that upon the occurrence of a condition other than breach or default, one of the parties hereto may elect, or has the right, to "cancel and terminate" the Agreement, that phrase shall mean that, unless otherwise herein provided, written notice thereof shall be given to both Escrow Agent and the other party, and then this Agreement shall immediately become null and void and of no further force or effect and neither party shall have any further rights or obligations to the other hereunder or by reason hereof except for those which by the provisions hereof are expressly stated to survive any termination of this Agreement. If the notice is one of default or breach and the matter stated in said notice is not cured, corrected or removed within three (3) days after the date of receipt of the aforesaid written notice (Seller and Buyer hereby waiving the "13 day" provision contained in any printed form escrow instructions), then, unless a different time period and result is specifically stated in this Agreement, the notice may state cancellation shall then occur and this Agreement shall automatically become null and void and of no further force or effect and neither party shall have any further rights or obligations to the other hereunder or by reason hereof except for those which by the provisions hereof are expressly stated to survive any termination of this Agreement.

         16.02. If Buyer shall breach or fail to perform or fulfill any of its pre-closing obligations hereunder, then, provided that Seller is not then in default hereunder, Seller may elect to cancel this Agreement by notice as provided above, or Seller may exercise any and all other remedies then available to it at law or in equity (including, without limitation, bringing suit for damages, specific performance or any other relief to which it may be entitled).

         16.03. If Seller shall breach or fail to perform or fulfill any of its pre-closing obligations hereunder, then, provided that Buyer is not then in default hereunder, Buyer may elect to cancel this Agreement by notice as provided above, or Buyer may exercise any and all other remedies available to it at law or in equity (including without limitation bringing suit for damages, specific performance or any other relief to which it may be entitled).

Section 17.       Miscellaneous Provisions.

         17.01. This Agreement and the various other documents required hereby embody and constitute the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         17.02. This Agreement shall be governed by, and construed in accordance with, the law of the State of Arizona.

         17.03. The section and paragraph headings in this Agreement are inserted for convenience of reference only and in no way define, describe, limit, expand or modify the text, scope or intent of this Agreement or any of the provisions hereof.

         17.04. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

         17.05. This Agreement shall not be binding or effective until properly executed by both Seller and Buyer.

         17.06. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, or vice-versa, all as the context may require.

         17.07. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies whatsoever upon any person, other than the parties hereto and their respective successors, assigns and transferees.

         17.08. Unless provided to the contrary in any particular provision, all time periods shall refer to calendar days and shall expire at 5:00 p.m., Phoenix, Arizona time, on the last of such days; provided, however, that if the time for the performance of any obligation expires on a day other than a business day (any day other than a Saturday, Sunday or state or federal paid legal holiday), the time for performance shall be extended to the next succeeding day which is a business day. Subject to the foregoing, time is of the essence of this Agreement and of every term and provision hereof.

         17.09. Seller and Buyer hereby acknowledge that this Agreement is the result of continual and ongoing negotiation between the parties. All parties have arrived at this Agreement through the exercise of equal bargaining power and any ambiguities herein should be construed against neither party, but should be given a fair and reasonable interpretation.

         l7.10. If either Seller or Buyer shall bring any legal action or suit for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay the successful party a reasonable sum for its attorneys' fees, expenses,discovery costs and court costs as the court sitting without a jury shall determine. Maricopa County shall be the venue for any action, unless required by law in Gila County, Arizona.

         17.11. Buyer agrees that neither this Agreement nor any memorandum or notice thereof shall be recorded or tendered for recording in any land record office having jurisdiction over the Property. Any violation of such covenant by Buyer shall entitle Seller to cancel and terminate this Agreement, execute, deliver, acknowledge and file on Buyer's behalf a termination notice or memorandum and, for such purpose, Buyer hereby appoints Seller as its attorney-in-fact, coupled with an interest, for Seller to so act in Buyer's name, place and stead.

         17.12. Buyer and Seller shall each provide the other at closing with appropriate resolutions in form and substance authorizing the respective entities by and through their agents or officers to enter into and execute this Agreement and the collateral documents associated herewith.

         17.13. Set forth in Exhibit "C" is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents. All exhibits, schedules, or riders attached to this Agreement are a part of and are incorporated by reference into this Agreement with the same effect as if they were recited at length in the body of this Agreement. The parties will use their best good faith, reasonable efforts to agree upon the form of the exhibits to this Agreement as soon as reasonably practicable, and in no event later than three (3) days prior to the end of the feasibility period, failing which, after the end of the Feasibility Period, either party may cancel this agreement prior to the occurrence of such agreement.

        17.14. This Agreement may be executed in counterparts and all signature (and notary) pages may be attached to a single document. A telefacsimile signature shall be valid as an original signature and it shall be the responsibility of the party (or its agent) telefaxing same to preserve the page containing the original signature for inspection until the receiving party is subsequently supplied with an identical page containing an original signature, which shall occur within seven (7) days after the date of such telefacsimile.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          PURCHASER:     ILX INCORPORATED, an Arizona

                                         corporation

                                         By:       Joseph P. Martori
                                            ----------------------------------
                                                   Joseph P. Martori
                                                        Chairman

                          SELLER:        KOHL'S RANCH ASSOCIATES, an
                                         Arizona general partnership

      Thomas L. Griffith                 By:        Thomas L. Griffith
-----------------------------               ----------------------------------
      Thomas L. Griffith                         Thomas L. Griffith, partner
as shareholder in Water Company

      Diane M. Griffith                  By:        Diane M. Griffith
-----------------------------               ---------------------------------
      Diane M. Griffith                   Diane M. Griffith, his spouse, partner
as shareholder in Water Company

        Escrow Agent hereby acknowledges its receipt of a fully executed copy of this Agreement and agrees to perform the functions assigned to Escrow Agent hereunder. Escrow Agent, as the party responsible for closing the transaction contemplated hereby within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), further agrees to file all necessary information reports, returns and statements regarding the transaction required by the Code of such closing agent, including, but not limted to, the reports required pursuant to Section 6045 of the Code.

                        ESCROW AGENT:    FIRST AMERICAN TITLE INSURANCE
                                         COMPANY

                                         By
                                            ------------------------------------

                                           Its
                                              ----------------------------------